EXHIBIT 10.41(b)


                             FIRST AMENDMENT TO THE
                           UCAR CARBON RETIREMENT PLAN
                           ---------------------------


               The UCAR Carbon Retirement Plan (the "Plan") is amended as follows:

               1. Section 2.5.(h) of the Plan is amended and restated in its entirety to read as follows:

                  "(h) Any individual who becomes a part-time or temporary employee, unless such individual's employment status is changed from full-time to part-time by action of an Employer. For purposes of this Section 2.5(h), any individual who is scheduled to work (and actually works) no more than 999 hours a year will be considered a part-time employee. Any individual hired to work of a temporary nature without the intention of re-employing such individual intermittently will be considered a temporary employee".

               2. Section 8.4. of the Plan is amended by inserting the following new subsection (c) at the end thereof:

                  "(c) Limitations on Adjustments.
                       ---------------------------

                  (i) Except as provided in subparagraph (ii) below for purposes of adjusting any benefit for limitation under Section 8.4(a) of this Plan, the interest rate assumption shall not be less than the greater of 5 percent or the rate provided in Section
                  1.2 of this Plan.

                  (ii) For purposes of adjusting the benefit or limitation of any form of benefit subject to Code Section 417(e)(3), the applicable interest rate (as defined in Code Section 417(e)(3)) shall be substituted for 5 percent.

                  (iii) For purposes of adjusting any limitation under Section 8.4(b) of this Plan, the interest rate assumption shall not be the greater of the lesser of 5% of the rate specified in
                  Section 1.2 of this Plan.

                  (iv) For purposes of this Section 8.4(c), no adjustments under Code Section 415(d)(1) shall be taken into account before the year for which such adjustment first takes effect.

                  (v) For purposes of adjusting any benefit or limitation under this Section 8.4, the mortality table used shall be the table prescribed by the secretary. Such table shall be based on the prevailing commissioners' standard table used to



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                  determine  reserves for group annuity  contracts issued on the date the adjustment is being made.

               3. The provisions of this First Amendment shall be effective as of February 25, 1991.

                                                        UCAR CARBON COMPANY INC.



                                                        By: /s/ John C. Arnold
                                                           -------------------



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